EXHIBIT 99.2

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

Date: February 14, 2013	SELECT CONTRARIAN VALUE PARTNERS, L.P.

	By:	Kaizen Management, L.P.
	Title:	General Partner

	By:	Kaizen Capital, L.L.C.
	Title:	General Partner

	By:	/s/ David W. Berry
	Name:	David W. Berry
	Title:	Manager

KAIZEN FUNDAMENTAL VALUE FUND

	By:	Kaizen Management, L.P.
	Title:	Investment Adviser

	By:	Kaizen Capital, L.L.C.
	Title:	General Partner

	By:	/s/ David W. Berry
	Name:	David W. Berry
	Title:	Manager

TRANS CONTINENTAL US EQUITY FUND

	By:	Kaizen Management, L.P.
	Title:	Investment Adviser

	By:	Kaizen Capital, L.L.C.
	Title:	General Partner

	By:	/s/ David W. Berry
	Name:	David W. Berry
	Title:	Manager

KAIZEN MANAGEMENT, L.P.

	By:	Kaizen Capital, L.L.C.
	Title:	General Partner

By:	/s/ David W. Berry
Name:	David W. Berry
Title:	Manager

KAIZEN CAPITAL, L.L.C.

By:	/s/ David W. Berry
Name:	David W. Berry
Title:	Manager

DAVID W. BERRY

By:	/s/ David W. Berry
Name:	David W. Berry